UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2002

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in charter)

MARYLAND	1-12672	77-0404318
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314

(Address of principal executive offices) (Zip Code)

(703) 329-6300

(Registrant’s telephone number, including area code)

Item 9.  Regulation FD Disclosure.

On June 19, 2002, representatives of AvalonBay Communities, Inc. will make a presentation in the afternoon to current and prospective stockholders and other persons and institutions who may be interested in AvalonBay and its business, finances, or securities.  The materials attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 disclose in all material respects the presentation that will be made on June 19, 2002.

AvalonBay is furnishing the information included in this report pursuant to Regulation FD.  This information is being furnished pursuant to Item 9 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by AvalonBay under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The presentation material is dated June 19, 2002, and the information and analyses presented should be read as of such date with the understanding that AvalonBay is not undertaking to update this presentation material or the third party data and projections included in this presentation material.

FORWARD-LOOKING STATEMENTS AND QUALIFICATIONS

This filing contains projections and statements regarding trends, both nationally and regionally, in the general economy and in the multifamily real estate industry. By their nature, there can be no assurance as to how accurate these projections will be, and other observers of the economy and the multifamily real estate industry could discern different trends or draw different conclusions from these trends. This report includes data and projections prepared by third parties. AvalonBay does not endorse or confirm such data and projections and is not suggesting that the sources of those projections are experts. Additional cautions apply to data and projections prepared by third parties because AvalonBay cannot independently verify these data and projections. In general, it is unlikely that any two analysts would produce identical data and projections.

This filing, including the exhibits, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “forecast,” and other similar expressions (and abbreviations for such expressions, such as “E” for estimate) that predict or indicate future events and trends.  In addition, statements that do not relate to the reporting of historical matters and that do not report facts about present matters are forward-looking statements. The forward-looking statements contained in this presentation are subject to many risks and uncertainties. These risks and uncertainties include the following:

•                  both generally and in our markets, demand for apartment homes may change, economic conditions (including employment and income levels) may change, and competition (including an increase in the supply of apartments) and competitive pricing may increase, and these changes could affect our occupancy and rental rates;

•                  projections regarding population, income, employment, household formation and other trends could prove to be wrong, or the suggested effect of such trends could prove to be wrong, and therefore investors should be cautious in relying on the analyses of such trends that are presented in this report;

•                  we may fail to secure development opportunities due to an inability to reach agreements with third parties or to obtain desired zoning and other local approvals;

•                  we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions, increases in costs of development and increases in the cost of capital, all of which make development less desirable;

•                  construction costs of a community may exceed our original estimates;

•                  we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest expense and construction costs and reduced rental revenues;

•                  financing may not be available on favorable terms or at all, and our cash flow from operations and access to cost effective capital may be insufficient for the development of our pipeline and could limit our pursuit of opportunities;

•                  our cash flow may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; and

•                  we may be unsuccessful in managing our current growth in the number of apartment communities.

Additional risks and uncertainties affecting the Company are detailed in AvalonBay’s filings with the Securities and Exchange Commission, including AvalonBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” and elsewhere in that report and in subsequent reports on Form 10-Q and Form 8-K.

Readers should review this presentation in conjunction with a review of AvalonBay’s Form 10-K for the fiscal year ended December 31, 2001 and subsequent reports on Form 10-Q and Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1         Slide show that will be presented to investors.  Bracketed text describes photo or graphics omitted from Exhibit 99.1 or gives further explanation or clarification of the matter presented in the slide.

99.2         Portion of slide show that includes graphs, charts, maps or other pictorial presentations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

By:	/s/ Thomas J. Sargeant
Thomas J. Sargeant
Executive Vice President and Chief Financial Officer

Dated: June 18, 2002

Exhibit Index

99.1                           Presentation Materials.

99.2                           Presentation Materials.